SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 28,
1999


                     ALLEGHENY ENERGY, INC.
     (Exact name of registrant as specified in its charter)

Maryland                      1-267               13-5531602
(State or other               (Commission File  (IRS Employer
 jurisdiction of                            Number)
Identification
 incorporation)                                  Number)


                     10435 Downsville Pike
                     Hagerstown, MD  21740

(Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (301)  790-3400

Item 5.   Other Events.

          On December 20, 1999, Allegeheny Energy, Inc. (Allegheny) announced that it has entered into a stock purchase agreement pursuant to which Allegheny intends to purchase Mountaineer Gas Company, a wholly-owned subsidiary of Energy Corporation of America (ECA), for $323 million (which includes the assumption of approximately $100 million in debt), subject to certain adjustments. Allegheny anticipates assigning all of its rights and obligations under the stock purchase agreement to its wholly-owned subsidiary, Monongahela Power Company, prior to the closing contemplated by the stock purchase agreement. A subsidiary of Allegheny has also executed a gas sale and purchase agreement pursuant to which such subsidiary intends to purchase natural gas from ECA beginning on or after July 1, 2001. In addition, Allegheny and ECA have entered into a five-year participation agreement pursuant to which ECA may elect to purchase a 10% to 20% interest in certain gas-related assets and businesses which Allegheny acquires. The transactions contemplated by the stock purchase agreement are conditioned upon the prior receipt of regulatory approvals, including but not limited to the approval of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935. The effectiveness of the participation agreement is conditioned upon the prior occurrence of the closing contemplated by the stock purchase agreement and upon receiving required regulatory approvals prior to any transaction. The foregoing text is qualified in its entirety by the press release dated December 20, 1999, the stock purchase agreement, the gas sale and purchase agreement and the participation agreement, which are attached as Exhibits 99.1 through 99.4 respectively and are incorporated herein by reference.


Item 7    Exhibits

          Ex. 99.1       Press release dated December 20, 1999.

          Ex. 99.2       Stock Purchase Agreement

          Ex. 99.3       Gas Sale and Purchase Agreement

          Ex. 99.4       Participation Agreement





                           SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Allegheny Energy, Inc.




Dated:  December 28, 1999       By:     /S/THOMAS K. HENDERSON
                                Name:      Thomas K. Henderson
                                Title:     Vice President

                         EXHIBIT INDEX


Item No. 7                    Exhibits

                              Ex. 99.1    Press release dated
							December 20, 1999.

                              Ex. 99.2    Stock Purchase Agreement

                              Ex. 99.3    Gas Sale and Purchase
							Agreement

                              Ex. 99.4    Participation Agreement